Exhibit 1

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Amendment No. 4 to Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of common stock of American Medical Systems Holdings, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: August 28, 2003                   WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By: Warburg, Pincus & Co.,
                                            General Partner

                                        By: /s/ Timothy Curt
                                            ------------------------------
                                            Timothy Curt
                                            Partner


Date: August 28, 2003                   WARBURG, PINCUS & CO.

                                        By: /s/ Timothy Curt
                                            ------------------------------
                                            Timothy Curt
                                            Partner


Date: August 28, 2003                   WARBURG PINCUS LLC

                                        By: /s/ Timothy Curt
                                            ------------------------------
                                            Timothy Curt
                                            Managing Director and Member